UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

DELANCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	0-52517	36-4519533
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey	08075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 461-0611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, the Board of Directors of Delanco Bancorp, Inc. (the “Company”) appointed Daniel R. Roccato to the Board of Directors of the Company. Mr. Roccato will also serve as a director and a member of the Loan Committee of the Company’s banking subsidiary, Delanco Federal Savings Bank. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 25, 2013, the Board of Directors of Delanco Bancorp, Inc. (the “Company”) amended Article II, Section 2 of the Company’s Bylaws to permit the 2013 Annual Meeting of Shareholders to occur within 180 days after March 31, 2013. A copy of the amendment is attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Before such amendment, Article II, Section 2 read as follows:

“Section 2.     Annual Meeting. A meeting of shareholders of the Subsidiary Holding Company for the election of directors and for the transaction of any other business of the Subsidiary Holding Company shall be held annually within 150 days after the end of the Subsidiary Holding Company’s fiscal year on such date as the board of directors may determine.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 3(ii)	Amendment to Bylaws
	Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELANCO BANCORP, INC.
(Registrant)

Date: June 27, 2013	By:	/s/ James E. Igo
James E. Igo
Chairman, President and
Chief Executive Officer